SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

INNKEEPERS USA TRUST

(Exact name of registrant as specified in its charter)

Maryland	0-24568	65-0503831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 Royal Poinciana Way

Palm Beach, Florida 33480

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 835-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 28, 2005, Innkeepers USA Trust (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”), reporting under Item 1.01 thereof that the Compensation Committee of the Board of Trustees of the Company had approved and ratified changes to the compensation paid to Mr. Jeffrey H. Fisher, the Company’s Chairman, President and Chief Executive Officer, and Mr. Mark A. Murphy, the Company’s General Counsel and Secretary. The Company has recently entered into agreements with Messrs. Fisher and Murphy, effective June 1, 2005, relating to their employment and compensation. The Company hereby amends the Original Filing to (i) amend the description of Item 1.01 to reflect the terms of the definitive agreements and (ii) file these agreements as exhibits under Item 9.01.

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2005, the Compensation Committee (“Committee”) of the Board of Trustees (the “Board”) of the Company ratified and approved changes to the compensation paid to Mr. Jeffrey H. Fisher, the Company’s Chairman, President and Chief Executive Officer, and Mr. Mark A. Murphy, the Company’s General Counsel and Secretary. Effective June 1, 2005, Messrs. Fisher and Murphy will receive annual base salaries of $400,000 and $250,000, respectively. Mr. Fisher is eligible to earn an annual cash bonus in an amount equal to up to 150% of his 2005 annual salary and Mr. Murphy is eligible to earn an annual cash bonus in an amount equal to up to 80% of his 2005 annual salary. These cash bonuses will be based upon the attainment of certain individual and corporate goals. The individual goals for Mr. Fisher will be determined by the Committee while Mr. Murphy’s individual goals will be determined by Mr. Fisher after consultation with the Committee. The corporate goal will be based (i) 70% upon the attainment of adjusted funds from operations for the Company of $1.06 per share for the year ending December 31, 2005 and (ii) 30% upon the attainment of a total return to shareholders (“TRS”) target, which shall be determined by the Committee and will include the appreciation in the price of the Company’s common shares on the New York Stock Exchange plus any distributions made to its shareholders. In the case of Mr. Fisher, 80% of the potential bonus award will be based upon attainment of corporate goals and 20% upon attainment individual goals, and in the case of Mr. Murphy, 50% will be based upon attainment of each of individual and corporate goals.

The Committee also approved restricted share awards and granted performance awards to each of Messrs. Fisher and Murphy. Pursuant to the restricted share awards, Messrs. Fisher and Murphy received 75,000 and 25,000 restricted shares, respectively, as of June 1, 2005. The restricted share awards will vest ratably over four years commencing on June 1 of each of 2006-2009. Pursuant to the grant of performance units, (i) Mr. Fisher will be eligible to receive up to 150,000 restricted shares and an amount of cash equal to the then current value of 225,000 restricted shares of the Company if the Company’s compounded TRS equals 16% or more for the Measuring Period (as defined below) and (ii) Mr. Murphy will be eligible to receive up to 87,500 restricted shares if the Company’s compounded TRS equals 16% or more for the Measuring Period. The size of the final issuances under the performance awards will be based upon the attainment of incremental compounded TRS targets for the period (the Measuring Period”) beginning June 1, 2005 and ending on the earliest to occur of (a) May 31, 2008, (b) a change of control of the Company (as defined in the performance award agreements) or (c) the date that the award recipient dies, is disabled (as defined in the performance award agreements), is terminated without cause by the Company (as defined in the performance award agreements) or terminates his employment for good reason (as defined in the performance award agreements). No shares or cash will issue in respect of these performance awards unless the Company’s compounded TRS for the Measuring Period equals or exceeds 10%. The restricted shares or cash will be issued upon the expiration of the Measuring Period. Restricted shares and cash issued pursuant to the performance awards will vest 50% on the date of issuance and 25% on each of the first two anniversaries of the date of issuance, subject to accelerated vesting upon a change of control or the death, disability, termination without cause or termination for good reason of the award recipient.

The Committee also approved the terms of new employment agreements for Messrs. Fisher and Murphy. The new employment agreements will replace and supersede the Company’s existing employment agreement with Mr. Fisher and the Company’s existing severance agreement with Mr. Murphy. The employment agreements will provide for base salary and bonuses for Messrs. Fisher and Murphy as described above and will also contain the following general terms. The initial term of the employment agreements will be three years, with an automatic one-year renewal if they are not terminated within thirty days of the expiration of the initial three-year term. In the event of a termination for cause (as defined in the employment agreements) no cash payments will be due (other than salary through the date of termination) and any unvested long term compensation will be forfeited. Upon termination by the Company without cause (as defined in the employment agreements) or by Mr. Fisher for good reason (as defined in the employment agreements), Mr. Fisher will receive (i) his full base salary up to the date of termination, plus (ii) a payment equal to three times his then-current base salary, plus (iii) a payment equal to three times the greater of (A) the average of his last three years’ bonuses, or (B) his prior year’s bonus, plus (iv) an amount equal to a pro rated portion of his annual bonus paid for the last fiscal year and any other benefits owing, accrued or vested, plus (v) immediate full vesting of all unvested restricted stock, stock options and performance awards. Upon termination by the Company without good cause or by Mr. Murphy for good reason, Mr. Murphy will receive (i) his full base salary up to the date of termination, plus (ii) a payment equal to one and one-half times his then-current base salary, plus (iii) a payment equal to one and one-half times the greater of (A) the average of his last three years’ bonuses, or (B) his prior year’s bonus, plus (iv) an amount equal to a pro rata portion of his annual bonus paid for the last fiscal year and any other benefits owing, accrued or vested, plus (v) immediate full vesting of all unvested restricted shares, share options and performance awards.

Upon termination for any reason up to six months before or 18 months after a change of control of the Company (as defined in the employment agreements), Mr. Fisher will receive (i) full base salary up to the date of termination, plus (ii) a payment equal to three times his then current base salary, plus (iii) a payment equal to three times the greater of (A) the average of his last three years’ bonuses, or (B) his prior year’s bonus, plus (iv) an amount equal to a pro rata portion of his annual bonus paid for the last fiscal year and other benefits owning, accrued or vested, plus (v) immediate full vesting of all unvested restricted shares, share options and performance awards, plus (vi) a cash payment which indemnifies Mr. Fisher for any tax payment payable by Mr. Fisher as a result of the foregoing payments. Upon termination for any reason up to six months before or 18 months after a change of control of the Company, Mr. Murphy will receive (i) his full base salary up to the date of termination, plus (ii) a payment equal to two and one-half times his then-current base salary, plus (iii) a payment equal to one and one-half times the greater of (A) the average of his last three years’ bonuses, or (B) his prior year’s bonus, plus (iv) an amount equal to a pro rata portion of his annual bonus paid for the last fiscal year and other benefits owning, accrued or vested plus (v) immediate full vesting of all restricted shares, share options and performance awards, plus (vi) a cash payment which indemnifies Mr. Murphy for any excise tax payable by Mr. Murphy as a result of the foregoing payments.

The summary provided under Item 1.01 of the Original Filing and the Amendment is subject to and qualified by the actual agreements filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Employment Agreement, dated as of June 1, 2005, between Innkeepers USA Trust and Jeffrey H. Fisher.

10.2	Employment Agreement, dated as of June 1, 2005, between Innkeepers USA Trust and Mark A. Murphy.

10.3	Performance Share Award Agreement, dated as of June 1, 2005, between Innkeepers USA Trust and Jeffrey H. Fisher.

10.4	Performance Share Award Agreement, dated as of June 1, 2005, between Innkeepers USA Trust and Mark A. Murphy.

10.5	Incentive Award and Cash Bonus Award Agreement, dated as of June 1, 2005, between Innkeepers USA Trust and Jeffrey H. Fisher.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNKEEPERS USA TRUST
(Registrant)

Date: November 2, 2005	By:	/s/ Mark A. Murphy
Mark A. Murphy
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated as of June 1, 2005, between Innkeepers USA Trust and Jeffrey H. Fisher.

10.2	Employment Agreement, dated as of June 1, 2005, between Innkeepers USA Trust and Mark A. Murphy.

10.3	Performance Share Award Agreement, dated as of June 1, 2005, between Innkeepers USA Trust and Jeffrey H. Fisher.

10.4	Performance Share Award Agreement, dated as of June 1, 2005, between Innkeepers USA Trust and Mark A. Murphy.

10.5	Incentive Award and Cash Bonus Award Agreement, dated as of June 1, 2005, between Innkeepers USA Trust and Jeffrey H. Fisher.